Exhibit 14

STRICTLY CONFIDENTIAL

Execution Version

To: Parties listed on the signature pages hereto

September 16, 2020

Re: Exclusivity Period

References are made in this letter (this “Letter”) to (i) the preliminary non-binding proposal, dated as of September 18, 2019, to acquire for cash all of the ordinary shares of China Biologic Products Holdings, Inc. (the “Company”) not currently owned by a consortium (the “Buyer Consortium”) consisting of, among others, Beachhead Holdings Limited (“Beachhead”), PW Medtech Group Limited (“PWM”), CITIC Capital China Partners IV, L.P., represented by its general partner CCP IV GP Ltd. (“CITIC Capital”), Parfield International Ltd. (“Parfield”), HH Sum-XXII Holdings Limited (“HH Sum”) and V-Sciences Investments Pte Ltd (“V-Sciences”) (the transactions contemplated by such proposal, the “Proposed Transaction”); (ii) that certain consortium agreement, dated as of September 18, 2019, by and among Beachhead, PWM, CITIC Capital, Parfield, HH Sum and V-Sciences (as amended by amendment no. 1 thereto dated as of January 23, 2020 and as further amended, restated or modified from time to time, the “Consortium Agreement”); and (iii) that certain deed of adherence to the Consortium Agreement, dated on or about the date hereof, by Mr. Joseph Chow (“Mr. Chow”), chairman and chief executive officer of the Company, pursuant to which Mr. Chow will join the Buyer Consortium. Capitalized terms used but not defined in this Letter have the meanings given to them in the Consortium Agreement.

In consideration of the on-going discussions among, and efforts by, the members of the Buyer Consortium in connection with the Proposed Transaction, each party to this Letter hereby agrees that:

(A)	with respect to such party, the Exclusivity Period as defined in Section 4.1 of the Consortium Agreement shall be extended to December 17, 2020;

(B)	the provisions under Article IV (other than Section 4.9 and Section 4.10) of the Consortium Agreement are hereby incorporated by reference in their entirety into this Letter and shall apply to the parties to this Letter, in each case mutatis mutandis; provided that (i) references to the “Exclusivity Period” under such provisions shall have the meaning described under clause (A) above, (ii) references to the “Parties” under such provisions shall refer to the parties to this Letter and (iii) references to “this Agreement” under such provisions shall refer to the Consortium Agreement as modified by this Letter; and

(C)	for the avoidance of doubt, except as expressly stated herein with respect to the parties hereto, the provisions of the Consortium Agreement are and shall remain in full force and effect pursuant to the terms thereof.

The provisions of Article VII (Announcements and Confidentiality), Article VIII (Notices) and Article X (Miscellaneous) of the Consortium Agreement shall apply mutatis mutandis to this Letter.

[Signature Page to Follow]

Sincerely,

Beachhead Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

Double Double Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

Point Forward Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

Notice details:

Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong
Attention: Andrew Chan

with a copy to (which shall not constitute notice):

Kirkland & Ellis
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central, Hong Kong
Attention: Gary Li; Xiaoxi Lin

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

Joseph Chow

/s/ Joseph Chow

Notice details:

Address:	18F, Jialong International Tower, No. 19 Chaoyang Park Road,
Chaoyang District, Beijing, 100125, China
Attention:	Joseph Chow

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

PW Medtech Group Limited (普华和顺集团公司)

By: /s/ Yue’e Zhang

Name: Yue’e Zhang

Title: Director

Notice details:

PW Medtech Group Limited

Building 1, No. 23 Panlong West Road

Pinggu District, Beijing

PRC 101204

Attention: George Chen

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

Suite 1509, 15/F, Jardine House

1 Connaught Place, Central

Hong Kong

Attention: Weiheng Chen

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

CITIC Capital China Partners IV, L.P.,

represented by its general partner CCP IV GP Ltd.

By: /s/ Rikizo Matsukawa

Name: Rikizo Matsukawa

Title: Director

Notice details:

c/o CITIC Capital Partners Management Limited

28/F, CITIC Tower

1 Tim Mei Avenue

Central, Hong Kong

Attention: Vicki Hui/Karen Chiu

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Attention: Frank Sun

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

Parfield International Ltd.

By: /s/ Marc Chan

Name: Marc Chan

Title: Director

Notice details:

Unit No. 21E, 21st Floor, United Centre

95 Queensway, Admiralty Hong Kong

Attention: Marc Chan

Facsimile: (852)2571-8400

with a copy to (which shall not constitute notice):

K&L Gates LLP

925 Fourth Avenue, Suite 2900

Seattle, WA 98104-1158

United States of America

Attention: Christopher H. Cunningham

Facsimile: (206)370-6040

and

K&L Gates

44/F., Edinburgh Tower

The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Michael Chan

Facsimile: (852)25119515

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

HH SUM-XXII Holdings Limited

By: /s/ Colm O’Connell

Name: Colm O’Connell

Title: Authorized Signatory

Notice details:

Attention: Wei CAO

Address: Suite 2202, 22nd Floor, Two International Finance Centre

8 Finance Street, Central, Hong Kong

Email: wcao@hillhousecap.com

With a copy to Adam Hornung

Email: Legal@hillhousecap.com

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges

29/F, Alexandra House

18 Chater Road, Central, Hong Kong

Attention: Tim Gardner; Chris Welty

[Signature Page to Exclusivity Extension Letter]

Acknowledged and agreed by:

V-Sciences Investments Pte Ltd

By: /s/ Khoo Shih

Name: Khoo Shih

Title: Authorised Signatory

Notice details:

Address:	60B Orchard Road
#06-18 Tower 2
The Atrium@Orchard
Singapore 238891
Attention:	Khoo Shih
khooshih@temasek.com.sg
+65 6828 6943

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

45th Floor, Fortune Financial Center

5 bong San Huan Zhong Lu

Chaoyang District, Beijing, China

Attention: Denise Shiu

Email: DShiu@cgsh.com

Tel: + 86 10 5920 1080

[Signature Page to Exclusivity Extension Letter]